As filed with the Securities and Exchange Commission on August 26, 2003

                                                                                                   Registration No. 333-108007

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S‑8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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Electronic Data Systems Corporation
(Exact name of Registrant as specified in its charter)

Delaware	75‑2548221
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
5400 Legacy Drive, Plano, Texas	75024-3199
(Address of principal executive offices)	(Zip code)

2003 Incentive Plan of Electronic Data Systems Corporation
(Full title of the plan)

Robert H. Swan
Chief Financial Officer
Electronic Data Systems Corporation
5400 Legacy Drive
Plano, Texas 75024-3199
(Name and address of agent for service)

(972) 604-6000
(Telephone number, including area code, of agent for service)

___________

Copy to:

D. Gilbert Friedlander Electronic Data Systems Corporation 5400 Legacy Drive Plano, Texas 75024-3199 (972) 604-6000

EXPLANATORY NOTE

This amendment is being filed for the sole purpose of correcting the designees of the Power of Attorney indicated on page II-6 of the html version of the Form S-8 filed on August 15, 2003, to Michael H. Jordan and D. Gilbert Friedlander so it accurately reflects the original executed document which was correctly filed in PDF format with such filing.

SIGNATURES

 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on the 26th  day of August, 2003.

ELECTRONIC DATA SYSTEMS CORPORATION

By:        /S/ D. GILBERT FRIEDLANDER

       D. Gilbert Friedlander, Senior Vice President

       General Counsel and Secretary

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